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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Amendment No. 1 to Registration Statement (No.333-192421) on Form S-4 of Heritage Oaks Bancorp of our report dated March 27, 2013, relating to our audit of the consolidated financial statements of Mission Community Bancorp which appears in the Preliminary Proxy Statement/Prospectus/Consent Solicitation, which is a part of this Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

San Francisco, CA
January 7, 2014

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm